Ex. (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated November 14, 2011, relating to the statement of assets and liabilities of DoubleLine Opportunistic Credit Fund, which appears in such Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

January 25, 2012